## FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (**"First Amendment"**) is made and entered into effective as of May 1, 2015 (**"Effective Date"**) by and between CCI-MILLENNIUM, L.P., a Delaware limited partnership (**"Landlord"**), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (**"Tenant"**).

Recitals

A. Landlord and Tenant heretofore entered into that certain Lease Agreement dated December 8, 2011 (**"Lease"**) pursuant to the terms of which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises containing approximately 75,000 square feet of Net Rentable Area (the **"Initial Premises"**) in that certain Building located at 505 Millennium in Allen, Texas (**"Building"**) containing approximately 97,496 square feet of Net Rentable Area. Pursuant to the terms of the Lease, Tenant was obligated to lease the remaining 22,496 square feet of Net Rentable Area (**"Must-Take Space"**) of the Building on or before March 1, 2015 (**"Original Must-Take Space Rent Commencement Date"**). The Initial Premises, together with the Must-Take Space is sometimes hereinafter collectively referred to as the **"Premises"**. Unless otherwise defined in this First Amendment, the terms used in this First Amendment shall have the same meanings as given to such terms in the Lease.

B. Landlord and Tenant now desire to amend the Lease in order to adjust the date on which Tenant will be obligated to commence paying Base Rental on the Must-Take Space, extend the Term, modify the rent, provide Tenant certain rights and set forth certain other provisions as more fully described below.

Agreements

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

1. The Original Must-Take Space Rent Commencement Date, with regard to the payment of Base Rental less the $5.00 Expense Stop portion thereof (**"Base Rental Abatement Amount"**) only, is hereby extended for a period of fourteen (14) months from March 1, 2015 to May 1, 2016. The $67,075.58 Base Rental which Tenant has paid with regard to the Must-Take Space for the months of March and April 2015 shall be credited against the Base Rental payment for the month of May, 2015. Notwithstanding the foregoing abatement of the payment of the Base Rental Abatement Amount, during the period from May 1, 2015 through April 30, 2016, all of the other terms and conditions of the Lease shall be applicable to the Must-Take Space including, but not limited to, Tenant's obligation to pay Tenant's Share of Operating Cost (*i.e.,* one hundred percent [100%] thereof including the Expense Stop amount) and Tenant's Share of Electrical Costs attributable to the Must-Take Space during such period of time. For purposes of clarification, from and after March 1, 2015, the term **"Tenant's Share"** shall mean one hundred percent (100%).

2. Section 1.3 of the Lease is hereby amended to change the Annual Base Rental and Monthly Base Rental amounts for the months 37-49 so that that the Annual Base Rental amount for such months

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shall be $1,341,750.00 and the Monthly Base Rental amount for such months shall be $111,812.50.

3. The Term is hereby extended for a period of twenty-four (24) months, commencing on August 1, 2022 **("Extended Commencement Date")** and expiring on July 31, 2024 **("Expiration Date")**. Tenant shall have no further right to extend the Term, except as provided in **Exhibit "K"** of the Lease.

4. The Lease is further amended to provide that, from and after the Extended Commencement Date, the monthly Rent under the Lease for the Premises shall be as follows:

   (a) The monthly Base Rental shall be the following amounts for the following periods:

| Months | Rate/SF/Year | Annual Base Rental | Monthly Base Rental |
|---|---|---|---|
| 1-24 | $20.44 | $1,992,818.20 | $166,068.18 |

   (b) Tenant shall continue to pay Tenant's Share of Annual Operating Cost pursuant to the terms of Paragraph 5.1 of the Lease.

   (c) Tenant shall continue to pay Tenant's Share of the Electrical Costs pursuant to Paragraph 5.2 of the Lease.

5. Tenant shall be entitled to the Tenant Improvement Allowance for the Must-Take Space in the amount of $25.00 per square foot of Net Rentable Area in the Must-Take Space as set forth in Paragraph 5 of **Exhibit "C"** to the Lease. Construction of the Work in the Must-Take Space shall be performed in accordance with the terms of **Exhibit "C"** of the Lease and must be completed on or before June 30, 2016, or Tenant shall forfeit its right to any unused portion of the Tenant Improvement Allowance. Tenant shall not be entitled to a Space Planning Allowance with regard to the Must-Take Space.

6. Section 44.1 of the Lease entitled "Termination Option" is hereby deleted from the Lease in its entirety and is no longer of any force or effect.

7. Section 37.1 of the Lease entitled "Parking" is hereby deleted in its entirety and in its place is inserted the following:

   "37.1 Tenant shall have the exclusive right to use all of the parking spaces in the Complex. Upon written request from Tenant, Landlord, at Landlord's sole cost and expense, agrees to provide Tenant with up to sixty (60) additional parking spaces at the Complex in the location reflected on **Exhibit "A"** attached hereto and made a part hereof for all purposes. In the event Tenant desires more than sixty (60) additional parking spaces, then Landlord shall use its best efforts to provide such additional parking spaces at Tenant's sole cost and expense or Tenant may elect to have Landlord pay for such additional parking spaces, but in such event, the cost thereof shall be repaid by Tenant in monthly installments over the remaining Term of the Lease, together with interest on the unpaid balance thereof at the rate of nine percent (9%) per annum, and paid to Landlord as additional Base Rental at the same times as Base Rental is paid to Landlord under the provisions of Section 3.1 and Section 3.2 of the Lease. Tenant will abide by all Laws governing the use of all such parking spaces at the Complex."

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8. Guarantor, PFSWEB, INC., a Delaware corporation ("Guarantor"), the guarantor of Tenant's obligations under the Lease pursuant to a certain Guaranty dated December 8, 2011, hereby executes this First Amendment for the purposes ratifying and confirming all of the terms and provisions hereof. 9. Landlord and Tenant acknowledge that there are no real estate brokers that represented the parties herein and that no commissions or fees are due to any brokers whatsoever, other than Peloton Commercial Real Estate representing the Landlord and Cushman & Wakefield of Texas, Inc. representing the Tenant. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from and against any and all other brokers who claim commissions or fees are owed to them in connection with this First Amendment as a result of the act of the indemnifying party. 10. Tenant represents and warrants to Landlord that as of the Effective Date, Tenant has no claims, defenses (personal or otherwise) or rights of set off whatsoever with respect to the Lease. Each party represents to the other that, as of the Effective Date, neither it, nor to its knowledge, the other party hereto, is in default, nor has any event occurred or any condition exist which would constitute a default by it, or to its knowledge, the other party hereto, under the Lease either with or without the giving of notice or the passage of time or both. 11. Landlord and Tenant both agree to keep this First Amendment and its terms, covenants, obligations and conditions strictly confidential, and not to disclose such matters to any other landlord, tenant, prospective tenant or broker, other than the brokers identified herein, or as otherwise required by law. 12. Except as modified by this First Amendment, the Lease remains unchanged and in full force and effect and by their execution hereby, Landlord and Tenant ratify and confirm all of the provisions thereof. 13. To facilitate execution of this First Amendment, this First Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature of each party contemplated to sign this First Amendment, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. [Remainder of Page Intentionally Left Blank; Signature Page Follows] Page 3 Priority Fulfillment Services, Inc. C:,Usen,,ttnadden\AppDat,ILocal\Microsoft\Windows\Tcmporary Internet Files\Contcnt.Out1ook\RIZLXGJ311st .\mend-Lease Agrnt (Priority Fulfillment).0501 15.docx

**EXECUTED** as of the Effective Date.

**LANDLORD:**

By:

Title:

Date of Execution:

**TENANT:**

Title:

Date of Execution:

**GUARANTOR:**

PFSWEB, INC.,
a Delaware corporation

By:

Title:

Date of Execution:

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## EXHIBIT "A"

## LOCATION OF ADDITIONAL PARKING SPACES

*See Attached*

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Parking Exhibit

# PARKING EXHIBIT

PFSweb Lease - 500 Millennium Drive, Allen TX


Phase 1 Future Parking Location
Phase 2 Future Parking Location
Phase 1 Future Parking Location
Century Pkwy

CUSHMAN & WAKEFIELD 0